AMENDMENT AGREEMENT

This Amendment Agreement is being entered into effective February 6, 2018 between AllianceBernstein L.P. (“AB”) and James Gingrich (“Gingrich”) to amend the letter agreement dated February 13, 2017 between AB and Gingrich (the “Letter Agreement”).

In consideration of Gingrich’s contribution to the transition process to AB’s new leadership, AB and Gingrich hereby agree to amend the Letter Agreement by adding at the end of the first paragraph thereof the following sentence:

In addition, when you retire from AB, AB will enter into a retirement agreement with you in a form similar to the retirement agreements of other recently retired partners, including a provision that your retirement will be treated as a “termination without cause” with respect to the continued vesting of deferred awards under your Incentive Compensation Award Program Award Agreements.

In all other respects, the Letter Agreement shall remain unchanged.

Executed on February 6, 2018.

ALLIANCEBERNSTEIN L.P.

By: /s/ Seth Bernstein
Seth Bernstein
Chief Executive Officer

/s/ James Gingrich
James Gingrich